WELLS FARGO FUNDS TRUST
                        WELLS FARGO FUNDS MANAGEMENT, LLC
                       PEREGRINE CAPITAL MANAGEMENT, INC.
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                   APPENDIX A

                              Diversified Bond Fund
                             Diversified Equity Fund
                           Diversified Small Cap Fund
                              Growth Balanced Fund
                               Growth Equity Fund
                            Large Company Growth Fund
                             Moderate Balanced Fund
                            Small Company Growth Fund
                            Small Company Value Fund
                        Strategic Growth Allocation Fund
                              Strategic Income Fund
                           Tactical Maturity Bond Fund

Approved by Board of Trustees: October 24, 2000, August 7, 2001, November 6, 2001, November 27, 2001 (to change the name of the Positive Return Bond Fund to Tactical Maturity Bond Fund), and December 23, 2001 (to change the name of the Aggressive Balanced-Equity Fund to the Strategic Growth Allocation Fund).

Most Recent Annual Approval Date:  August 6, 2002.


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                                   SCHEDULE A

                             WELLS FARGO FUNDS TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

         This fee agreement is made as of the 27th day of November, 2001, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser") and

         WHEREAS, the parties and Wells Fargo Funds Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

         WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

         NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates per Fund:

1. for the Small Company Value Fund:

        a. 0.50% on the first $175 million;
        b. 0.75% on all sums in excess of $175 million.

2. for the Tactical Maturity Bond Fund:

        a. 0.40% on the first $10 million;
        b. 0.30% on the next $15 million;
        c. 0.20% on the next $275 million;
        d. 0.10% on all sums in excess of $300 million.

3. for assets formerly invested in Large Company Growth Portfolio:

        a. 0.75% on the first $25 million;
        b. 0.60% on the next $25 million;
        c. 0.50% on the next $225 million;
        d. 0.30% on all sums in excess of $275 million.

4. for assets formerly invested in Small Company Growth Portfolio:

        a. 0.90% on the first $50 million;
        b. 0.75% on the next $130 million;
        c. 0.65% on the next $160 million;
        d. 0.50% on the next $345 million;
        e. 0.52% on the next $50 million;
        f. 0.55% on all sums in excess of $735 million.


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5. for assets formerly invested in the Small Company Value Portfolio:

        a. 0.50% on the first $175 million;
        b. 0.75% on all sums in excess of $175 million.

6. for assets formerly invested in Tactical Maturity Bond Portfolio:

        a. 0.40% on the first $10 million;
        b. 0.30% on the next $15 million;
        c. 0.20% on the next $275 million
        d. 0.10% on all sums in excess of $300 million.

provided, that no fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with and reliance upon Section 12(d)(1)(E) under the Act.

         The net assets under management against which the foregoing fees are to be applied are the net assets as of the last day of the month. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. During any period when the determination of net asset value is suspended, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of the month.

         The foregoing fee schedule shall remain in effect until changed in writing by the parties.

                                          WELLS FARGO FUNDS MANAGEMENT, LLC


                                          By: /s/ ANDREW OWEN
                                              -----------------------
                                               Andrew Owen
                                               Vice President

                                          PEREGRINE CAPITAL MANAGEMENT, INC.


                                          By: /s/ ROBERT B. MERSKY
                                              -----------------------
                                               Robert B. Mersky
                                               President


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